NEWS RELEASE

DT Midstream Reports Strong Third Quarter 2023 Results

•	Updates 2023 Adjusted EBITDA guidance to $905 to $925 million
•	Updates 2023 Distributable Cash Flow guidance to $650 to $675 million
•	Announces dividend of $0.69 per share

DETROIT, Nov. 1, 2023 – DT Midstream, Inc. (NYSE: DTM) today announced third quarter 2023 reported net income of $91 million, or $0.94 per diluted share. For the third quarter of 2023, operating earnings were $91 million, or $0.94 per diluted share. Adjusted EBITDA for the quarter was $236 million.

Reconciliations of operating earnings and adjusted EBITDA (non-GAAP measures) to reported net income are included at the end of this news release.

The company also announced that the DT Midstream Board of Directors declared a $0.69 per share dividend on its common stock payable January 15, 2024 to stockholders of record at the close of business December 18, 2023.

“We had another great quarter, and we remain confident in our ability to deliver on our full-year plan,” said David Slater, President and CEO. “Our construction team continues to make great progress on our short-cycle growth projects.”

Slater noted the following accomplishments:

•	LEAP Phase 1 expansion project placed in-service ahead of schedule in late August
•	Ohio Utica System construction is progressing ahead of schedule, with an expected in-service date of Q1 2024
•	NEXUS Pipeline added approximately 50 MMcf/d of additional leased capacity

“Our third quarter financial results increase our confidence in meeting our financial goals for the year,” said Jeff Jewell, Executive Vice President and CFO. “We are also in a strong position to achieve our goals in 2024 and beyond.”

The company has scheduled a conference call to discuss results for 9:00 a.m. ET (8:00 a.m. CT) today. Investors, the news media and the public may listen to a live internet broadcast of the call at this link. The participant toll-free telephone dial-in number in the U.S. and Canada is 888.330.2022, and the toll number is 646.960.0690; the passcode is 8347152. International access numbers are available here. The webcast will be archived on the DT Midstream website at investor.dtmidstream.com.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a plan of achieving 30% of its carbon emissions reduction by 2030. For more information, please visit the DT Midstream website at www.dtmidstream.com.

Why DT Midstream Uses Operating Earnings, Adjusted EBITDA and Distributable Cash Flow

Use of Operating Earnings Information – Operating Earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. DT Midstream management believes that Operating Earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses Operating Earnings as the primary performance measurement for external communications with analysts and investors. Internally, DT Midstream uses Operating Earnings to measure performance against budget and to report to the Board of Directors.

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding interest, taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

Distributable Cash Flow (DCF) is calculated by deducting earnings from equity method investees, depreciation and amortization attributable to noncontrolling interests, cash interest expense, maintenance capital investment (as defined below), and cash taxes from, and adding interest expense, income tax expense, depreciation and amortization, certain items we consider non-routine and dividends and distributions from equity method investees to, Net Income Attributable to DT Midstream. Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings. We believe DCF is a meaningful performance measurement because it is useful to us and external users of our financial statements in estimating the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and making maintenance capital investments, which could be used for discretionary purposes such as common stock dividends, retirement of debt or expansion capital expenditures.

Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions, including increases in interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business; industry changes, including the impact of consolidations, alternative energy sources, technological advances, infrastructure constraints and changes in competition; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern Energy and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services;

the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; our ability to successfully and timely implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to finance, complete, or successfully integrate acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; the effectiveness of the Company’s information technology and operational technology systems and practices to detect and defend against evolving cyber attacks on United States critical infrastructure; changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, and any related economic effects; the impacts of geopolitical events, including the conflicts in Ukraine and the Middle East; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act of 2022; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; ability to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the success of our risk management strategies; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the spin-off of DT Midstream from DTE Energy (“the Spin-Off”) as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the agreement that governs the respective rights, responsibilities and obligations of DTE Energy and DT Midstream after the Spin-Off with respect to all tax matters; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2022, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com

DT Midstream, Inc. Reconciliation of Reported to Operating Earnings (non-GAAP)

	Three Months Ended
	September 30,				June 30,
	2023				2023
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
	(millions)
Adjustments		$—	$—			$—	$—
Net Income Attributable to DT Midstream	$91	$—	$—	$91	$91	$—	$—	$91

	Nine Months Ended
	September 30,				September 30,
	2023				2022
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
	(millions)
Pennsylvania income tax adjustment		$—	$—			$—		$(25)	A
Gain on sale		—	—			(17)	B	5
Net Income Attributable to DT Midstream	$263	$—	$—	$263	$285	$(17)		$(20)		$248

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments

Adjustments Key

A	Pennsylvania state tax rate reduction impact to deferred income tax expense
B	Gain on sale of certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net

DT Midstream, Inc. Reconciliation of Reported to Operating Earnings per diluted share (2) (non-GAAP)

	Three Months Ended
	September 30,				June 30,
	2023				2023
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings
	(per share)
Adjustments		$—	$—			$—	$—
Net Income Attributable to DT Midstream	$0.94	$—	$—	$0.94	$0.93	$—	$—	$0.93

	Nine Months Ended
	September 30,				September 30,
	2023				2022
	Reported Earnings	Pre-tax Adjustments	Income Taxes (1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes (1)		Operating Earnings
	(per share)
Pennsylvania income tax adjustment		$—	$—			$—		$(0.26)	A
Gain on sale		—	—			(0.17)	B	0.04
Net Income Attributable to DT Midstream	$2.70	$—	$—	$2.70	$2.94	$(0.17)		$(0.22)		$2.55

(1)	Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments
(2)	Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations
Adjustments Key
A	Pennsylvania state tax rate reduction impact to deferred income tax expense
B	Gain on sale of certain assets in the Utica shale region — recorded in Assets (gains) losses and impairments, net

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA (non-GAAP)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
Consolidated	(millions)
Net Income Attributable to DT Midstream	$91	$91	$263	$285
Plus: Interest expense	38	35	111	99
Plus: Income tax expense	33	30	102	65
Plus: Depreciation and amortization	46	44	133	126
Plus: Loss from financing activities	—	—	—	13
Plus: EBITDA from equity method investees (1)	70	67	212	150
Plus: Adjustments for non-routine items (2)	—	—	—	(17)
Less: Interest income	—	(1)	(1)	(2)
Less: Earnings from equity method investees	(41)	(41)	(132)	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Adjusted EBITDA	$236	$224	$685	$610

(1)	Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
	(millions)
Earnings from equity methods investees	$41	$41	$132	$107
Plus: Depreciation and amortization attributable to equity method investees	20	20	61	36
Plus: Interest expense attributable to equity method investees	9	6	19	7
EBITDA from equity method investees	$70	$67	$212	$150

(2)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Pipeline Segment (non-GAAP)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
Pipeline	(millions)
Net Income Attributable to DT Midstream	$64	$64	$185	$170
Plus: Interest expense	13	13	42	41
Plus: Income tax expense	23	21	72	40
Plus: Depreciation and amortization	17	17	50	46
Plus: Loss from financing activities	—	—	—	6
Plus: EBITDA from equity method investees (1)	70	67	212	150
Less: Interest income	—	(1)	(1)	(1)
Less: Earnings from equity method investees	(41)	(41)	(132)	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Adjusted EBITDA	$145	$139	$425	$343

(1)	Includes share of our equity method investees’ earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA.” A reconciliation of earnings from equity method investees to EBITDA from equity method investees follows:

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
	(millions)
Earnings from equity methods investees	$41	$41	$132	$107
Plus: Depreciation and amortization attributable to equity method investees	20	20	61	36
Plus: Interest expense attributable to equity method investees	9	$6	19	7
EBITDA from equity method investees	$70	$67	$212	$150

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Adjusted EBITDA Gathering Segment (non-GAAP)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
Gathering	(millions)
Net Income Attributable to DT Midstream	$27	$27	$78	$115
Plus: Interest expense	25	22	69	58
Plus: Income tax expense	10	9	30	25
Plus: Depreciation and amortization	29	27	83	80
Plus: Loss from financing activities	—	—	—	7
Plus: Adjustments for non-routine items (1)	—	—	—	(17)
Less: Interest income	—	—	—	(1)
Adjusted EBITDA	$91	$85	$260	$267

(1)	Adjusted EBITDA calculation excludes certain items we consider non-routine. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.

DT Midstream, Inc. Reconciliation of Net Income Attributable to DT Midstream to Distributable Cash Flow (non-GAAP)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2023	2023	2023	2022
	(millions)
Net Income Attributable to DT Midstream	$91	$91	$263	$285
Plus: Interest expense	38	35	111	99
Plus: Income tax expense	33	30	102	65
Plus: Depreciation and amortization	46	44	133	126
Plus: Loss from financing activities	—	—	—	13
Plus: Adjustments for non-routine items (1)	—	(371)	(371)	(17)
Less: Earnings from equity method investees	(41)	(41)	(132)	(107)
Less: Depreciation and amortization attributable to noncontrolling interests	(1)	(1)	(3)	(2)
Plus: Dividends and distributions from equity method investees	48	427	557	128
Less: Cash interest expense	(7)	(63)	(76)	(59)
Less: Cash taxes	(3)	(18)	(21)	(9)
Less: Maintenance capital investment (2)	(11)	(8)	(22)	(15)
Distributable Cash Flow	$193	$125	$541	$507

(1)	Distributable Cash Flow calculation excludes certain items we consider non-routine. For the three months ended June 30, 2023 and the nine months ended September 30, 2023, adjustments for non-routine items included the $371 million NEXUS financing distribution. For the nine months ended September 30, 2022, adjustments for non-routine items included a $17 million gain on sale of certain assets in the Utica shale region.
(2)	Maintenance capital investment is defined as the total capital expenditures used to maintain or preserve assets or fulfill contractual obligations that do not generate incremental earnings.